Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-162811 on Form S-3 of Ohio Valley Banc Corp of our report dated March 16, 2010 appearing in this Annual Report on Form 10-K of Ohio Valley Banc Corp for the year ended December 31, 2009.

            /s/Crowe Horwath LLP
                                         Crowe Horwath LLP

Columbus, Ohio
March 16, 2010